Exhibit 10.2

Terms and Conditions Regarding the Grant of Awards

to Non-Employee Directors under the

2003 Equity Incentive Plan

of

Manpower Inc.

(Amended and Restated Effective January 1, 2006)

1.

Definitions

Unless the context otherwise requires, the following terms shall have the meanings set forth below:

(a)

“Average Trading Price” shall mean, with respect to any period, the average of the Market Prices on the last trading day of each full or partial calendar quarter included within such period.

(b)

An “Election Period” shall mean a period of time (i) beginning on January 1 of any year with respect to an individual serving as a Director as of that date and, with respect to an individual becoming a Director after January 1 of any year, the date the Director first becomes a Director and thereafter January 1 of any year and (ii) ending on the earlier of the date of termination of a Director’s tenure as a Director or the next succeeding December 31.

(c)

“Equity Plan” shall mean the 2003 Equity Incentive Plan of Manpower Inc.

(d)

“Retainer” shall mean the annual cash retainer payable to a Director as established from time to time by the Board of Directors;  provided, however, that the term “Retainer” shall not include that portion of the annual cash retainer as to which a right exists to make an election under, or for which a prior election is in effect under, the Terms and Conditions Regarding the Grant of Options in Lieu of Cash Directors Fees to Non-Employee Directors Under 2003 Equity Incentive Plan of Manpower Inc. (the “Option Terms”) or the Procedures Governing the Grant of Options to Non-Employee Directors Under the 1994 Executive Stock Option and Restricted Stock Plan of Manpower Inc. (the “Option Procedures”).

Any capitalized terms used below which are not otherwise defined above will have the meanings assigned to them in the Equity Plan.

2.

Right to Elect Deferred Stock in Lieu of Retainer.

At the beginning of each Election Period, a Director may elect to receive, in lieu of the Retainer to which he or she would otherwise be entitled for that Election Period, Deferred Stock granted in accordance with the following.  The election shall cover 50 percent, 75 percent or 100 percent of the Retainer payable to the Director for the Election Period.  To be effective, the election must be made by notice in writing received by the Secretary of the Company (i) on or before the December 31 immediately preceding the beginning of the Election Period for an individual serving as a on such date, and (ii) on or before the tenth business day after the date the Director becomes a Director for an individual becoming a Director during a calendar year.  Any such election made by a Director within 10 business days after becoming a Director shall only apply to that portion of the Retainer that is attributable to services performed by the Director subsequent to the date of the election.  Notwithstanding the foregoing, no Director who is a resident of the United Kingdom shall be eligible to make an election hereunder but rather shall be required to receive Deferred Stock in lieu of 100 percent of the Retainer and, as such, treated as if he or she had made an election covering each Election Period applicable to the Director.  The number of shares of Deferred Stock granted shall equal (i) the elected percentage of the amount of the Retainer payable to the Director for the Election Period to which the election relates (not including any portion of the Retainer attributable to services performed prior to the date of election for an electing Director who becomes a Director during the year), divided by (ii) the Average Trading Price for that Election Period.  Such Deferred Stock shall be granted, automatically and specifically without further action of the Board of Directors, on the first day immediately following the last day of such Election Period.

3.

Annual Grant of Deferred Stock or Restricted Stock.

(a)

Grant of Deferred Stock.  Each individual serving as a Director on the first day of each calendar year shall be granted on that day, automatically and specifically without further action of the Board of Directors, a number of shares of Deferred Stock equal to $100,000 ($117,000 for calendar year 2006) divided by the Market Price on the last trading day of the immediately preceding year (rounded to the nearest whole share).  Such Deferred Stock shall vest in equal installments on the last day of each calendar quarter during the year in which granted.  Each individual becoming a Director during a calendar year shall be granted, automatically and specifically without further action of the Board of Directors, a number of shares of Deferred Stock equal to (i) $100,000 multiplied by a fraction, the numerator of which is the number of days after the date the Director becomes a Director through the next December 31, and the denominator of which is 365, (ii) divided by the Market Price on the last trading day prior to the date of grant (rounded to the nearest whole share).  The date of grant of such Deferred Stock shall be the date the Director becomes a Director.  Such Deferred Stock shall vest as follows:  on the last day of the calendar quarter during which the Director becomes a Director, a number of shares of such Deferred Stock shall vest equal to the total number of shares granted multiplied by a fraction, the numerator of which is the number of days after the date the Director becomes a Director through the last day of the next calendar quarter, and the denominator of which is the number of days after the date the Director becomes a Director through the next December 31, and thereafter the balance of the shares of such Deferred Stock (if any) shall vest in equal installments on the last day of each remaining calendar quarter during the year.  Shares of Deferred Stock granted under this paragraph will not vest if the Director is no longer a member of the Board of Directors on the vesting date, and any shares of Deferred Stock held by a Director which remain unvested at the time the Director ceases to be a member of the Board of Directors shall be forfeited.

(b)

Alternative Grant of Restricted Stock.  Instead of receiving a grant of Deferred Stock under this paragraph 3, a Director shall have the right to elect to receive a number of shares of Restricted Stock equal to the number of shares of Deferred Stock the Director would otherwise have been granted.  To be effective, such election must be made by notice in writing received by the Secretary of the Company (i) on or before December 31 of the immediately preceding year for an individual serving as a Director on the first day of any calendar year, and (ii) on or before the tenth business day after the date the Director becomes a Director for an individual becoming a Director during a calendar year.  Any such election to receive Restricted Stock made by a Director within 10 business days after becoming a Director during a calendar year shall only apply to that portion of the Deferred Stock the Director would otherwise have received that is attributable to services performed by the Director in and after the first full calendar quarter subsequent to the date of the election and subsequent calendar quarters during the same calendar year.  The date of grant of such Restricted Stock shall be the first day of the full calendar quarter beginning subsequent to the date of the election, and such Restricted Stock shall vest on the same basis as such Deferred Stock would have vested.  Where an election to receive Restricted Stock is made by a Director within 10 business days after becoming a Director during a calendar year, the Director shall receive a grant of Deferred Stock equal to that number of shares of Deferred Stock the Director would otherwise have received attributable to services performed by the Director between the date the Director becomes a Director and the last day of the calendar quarter in which the election is made.

4.

Deferred Stock:  General Provisions

(a)

Distribution of Shares.  The Company shall settle Deferred Stock granted under these Terms and Conditions in Shares.  Shares shall be distributed in respect of such Deferred Stock (but only to the extent vested, as rounded to the nearest whole Share) on the earlier of the third anniversary of the date of grant (the “Fixed Distribution Date”) or, upon a Director ceasing to be a member of the Board of Directors, within 30 days after the date of such cessation.  However, a Director holding Deferred Stock granted under these Terms and Conditions shall have the right to extend the Fixed Distribution Date (any such extended date or further extended date as provided below is also referred to below as the “Fixed Distribution Date”) by a period of five years or more for each such extension provided in each case the election to extend the Fixed Distribution Date is made by notice in writing delivered to the Secretary of the Company more than 12 months before the then existing Fixed Distribution Date.  Notwithstanding the foregoing, if a distribution of Shares under this paragraph would otherwise occur outside of a “Trading Window” (as defined in the Manpower Inc. Statement of

Policy on Securities Trading), then the Company may delay the distribution of such Shares until the beginning of the next Trading Window.

(b)

Dividends and Distributions.  On the first day of each calendar year, each Director shall be granted, automatically and specifically without further action of the Board of Directors, a number of shares of Deferred Stock equal to (i) the aggregate amount of dividends (or other distributions) which would have been received by the Director during the immediately preceding year if the Deferred Stock held by the Director (whether or not vested) on the record date of any such dividend or distribution had been outstanding common stock of the Company on such date, (ii) divided by the Average Trading Price for the preceding calendar year.  Notwithstanding the foregoing, a Director who ceases to be a member of the Board of Directors shall be granted, automatically and specifically without further action of the Board of Directors, on the day following the date of such cessation, a number of shares of Deferred Stock equal to (i) the total amount of dividends which would have been received by the Director during the year in which termination occurs if the Deferred Stock held by the Director (whether or not vested) on the record date of any such dividend had been outstanding common stock of the Company on such date, (ii) divided by the Average Trading Price for the period from January 1 of such year through the date of such cessation.  In the event of any distribution other than cash, the foregoing shall be applied based on the fair market value of the property distributed.  Additional shares of Deferred Stock granted under this subparagraph 4(b) shall be settled and Shares distributed in respect of such Deferred Stock at the same time as the Deferred Stock to which the dividends and distributions relate.

5.

Transition Provisions

(a)

These amended and restated Terms and Conditions shall become effective on January 1, 2006, and on that date shall supercede and replace the amended and restated Terms and Conditions in effect immediately prior thereto.  However, all elections, and related rights and obligations, in effect at that time shall remain in effect and shall continue to be governed by these Terms and Conditions as then in effect.

(b)

Except as provided below, the Option Terms and the Option Procedures are terminated effective July 29, 2003.  All elections in effect as of July 29, 2003 under the Option Terms and the Option Procedures shall remain in effect.  Directors in office prior to July 29, 2003 for whom an election is not in effect under the Option Terms or the Option Procedures covering the full period from November 5, 2001 through November 4, 2006 will continue to have the right to make elections under the Option Terms with respect to the first $50,000 of the annual cash retainer through November 4, 2006.

6.

Application of Plan.

Except as otherwise provided in these Terms and Conditions, the Equity Plan shall apply to any Deferred Stock granted pursuant to these Terms and Conditions.

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